Exhibit 4.1

EXHIBIT A

FORM OF AMENDMENT TO 5.0% CONVERTIBLE SENIOR PIK NOTES DUE 2030

[______], 2021

This amendment (this “Amendment”) to the 5.0% Convertible Senior PIK Notes due 2030 (the “Outstanding Notes”) of Great Elm Group, Inc., a Delaware corporation (the “Issuer”), whereby the Issuer issued to [HOLDER] (“Holder”) $[_____] aggregate principal amount of Outstanding Notes, is effective as of March [•], 2021.

WHEREAS, the Issuer intends to enter into an agreement with MAST Capital Management, LLC, a Delaware limited liability company, and David Steinberg, pursuant to which the Issuer will issue to MAST $2,250,000 aggregate principal amount of additional 5.0% Convertible Senior PIK Notes due 2030 (the “Additional Notes” and together with the Outstanding Notes, the “Notes”) in substantially the same form as Exhibit 4.4 to the Issuer’s current report on Form 8-K, filed with the Commission on December 29, 2020 and with such changes to reflect this Amendment;

WHEREAS, the Additional Notes will be Securities and will be a part of the same class of securities as the Outstanding Notes and all other 5.0% Convertible Senior PIK Notes Due 2030 of the Issuer as may be issued in the future, as permitted by the terms thereof;

WHEREAS, Section 13(a) of the Outstanding Notes provides that the Securities may be amended with the written consent of the Issuer and holders of two-thirds of the aggregate principal amount of the Securities then outstanding;

WHEREAS, the Issuer has solicited consents and waivers from each holder of the Outstanding Notes upon the terms and subject to the conditions set forth in the Noteholder Consent and Waiver, effective as of March [•], 2021, as the same may be further amended, supplemented or modified, for the purpose of amending and restating Section 6(f) of the Outstanding Notes (the “Proposed Amendment”);

WHEREAS, all things necessary to make this Amendment a legal and binding amendment to the Outstanding Notes in accordance with its terms and the terms of the Outstanding Notes have been done; and

WHEREAS, the Issuer has complied with all conditions precedent provided for in the Outstanding Notes relating to this Amendment;

NOW, THEREFORE, for and in consideration of the foregoing and the issuance of the Additional Notes established by this Amendment, Holder hereby agrees as follows:

1.Capitalized Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Outstanding Notes.

2.Amendment to the Outstanding Notes. Section 6(f) of the Outstanding Notes is hereby deleted in its entirety and replaced with the following: “The Issuer covenants that the

Exhibit A to Consent and Waiver

aggregate principal amount of the Securities outstanding at any time may not exceed $32.25 million plus any PIK Notes or additional Securities issued pursuant to Section 6(d)”.

3.Effect and Operation of this Amendment; Ratification of Outstanding Notes. This Amendment will be effective and binding immediately upon its execution and thereupon will form a part of the Outstanding Notes for all purposes, and every holder of a Note heretofore or hereafter authenticated and delivered under the Notes will be bound hereby. The Outstanding Notes are in all respects ratified and confirmed and all other terms, conditions and provisions thereof will remain in full force and effect.

4.GOVERNING LAW.  THIS AMENDMENT AND THE NOTES AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5.Effect of Headings.  The section headings herein are for convenience only and will not affect the construction hereof.

6.Miscellaneous.  For the avoidance of doubt, all notices, approvals, consents, requests and any communications hereunder or with respect to the Notes must be in writing.

[Signatures on following page]

Exhibit A to Consent and Waiver

IN WITNESS WHEREOF, this Amendment has been duly executed by an officer of the Issuer as of the date written above.

ISSUER:

GREAT ELM GROUP, INC.

By:
	Name:	Adam M. Kleinman
	Title:	President and Secretary

Exhibit A to Consent and Waiver